Exhibit 99.1

SkyMall Holding Corp. and Subsidiary

Consolidated Financial Statements

For the Years Ended December 31, 2012 and 2011

SkyMall Holding Corp. and Subsidiary
Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Contents

1	Independent Auditor's Report
2	Consolidated Balance Sheets
3	Consolidated Statements of Operations
4	Consolidated Statements of Stockholder's Deficit
5	Consolidated Statements of Cash Flows
6-17	Notes to Consolidated Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Skymall Holding Corp. and Subsidiary
Phoenix, Arizona

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Skymall Holding Corp. and Subsidiary which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholder’s deficit and cash flows for the years then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Skymall Holding Corp. and Subsidiary as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Phoenix, Arizona
April 17, 2013

SkyMall Holding Corp. and Subsidiary
Consolidated Balance Sheets
December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash	$7,901,438	$1,590,662
Receivables, net (Note 3)	7,482,219	8,863,615
Inventories (Note 4)	19,435,342	15,678,566
Prepaid expenses	1,756,305	2,143,756
Total current assets	36,575,304	28,276,599

Property and equipment, net (Note 5)	4,803,641	4,893,323
Intangible assets, net (Note 6)	7,977,777	8,164,444
Goodwill (Note 2)	1,747,986	1,747,986
Other assets, net (Note 6)	4,677	1,277,763
	$51,109,385	$44,360,115

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
Accounts payable	$26,679,535	$26,790,602
Accrued expenses	2,229,779	2,714,053
Accrued payroll and related expenses	698,222	726,892
Customer deposits	18,552,191	14,508,094
Other liabilities	-	3,500,000
Current maturities of long-term debt (Note 7)	7,783,750	19,312,422
Total current liabilities	55,943,477	67,552,063

Long-term debt, less current maturities (Note 7)	-	5,150,000
Deferred income taxes (Note 9)	-	723,333
Total liabilities	55,943,477	73,425,396

Commitments and contingencies (Note 11)

Stockholder's deficit:
Common stock; $0.01 par value; 3,000 shares authorized; 1,000 shares issued and outstanding	10	10
Additional paid-in capital (Note 1)	33,221,396	18,219,228
Accumulated deficit	(38,055,498)	(47,284,519)
Total stockholder's deficit	(4,834,092)	(29,065,281)
	$51,109,385	$44,360,115

The accompanying notes are an integral part of these consolidated financial statements.

SkyMall Holding Corp. and Subsidiary
Consolidated Statements of Operations
For the Years Ended December 31, 2012 and 2011

	2012	2011

Revenues (Notes 2 and 3):
Net merchandise sales	$60,469,155	$69,337,270
Placement fees	17,879,980	19,387,078
Gift cards and other	13,784,598	14,244,837
Total revenues	92,133,733	102,969,185

Cost of goods sold	52,226,441	57,499,851

Gross profit	39,907,292	45,469,334

Operating expenses:
Catalog expenses	8,979,674	9,779,389
Selling expenses	14,063,200	14,728,602
Customer service and fulfillment	3,311,974	3,320,286
General and administrative	15,545,638	16,446,179
Impairment charge (Notes 2 and 13)	-	14,771,310
Total operating expenses	41,900,486	59,045,766

Loss from operations	(1,993,194)	(13,576,432)

Non-operating expenses (income):
Gain from debt restructuring (Note 7)	(11,595,939)	-
Interest expense	715,674	2,409,491
Interest income	(576)	(452,187)
Non-cash interest expense for amortization of deferred financing costs (Note 6)	360,632	1,710,108
Other expense	21,327	24,536

Income (loss) before income taxes	8,505,688	(17,268,380)

Income tax benefit (Note 9)	(723,333)	(161,969)

Net income (loss)	$9,229,021	$(17,106,411)

The accompanying notes are an integral part of these consolidated financial statements.

SkyMall Holding Corp. and Subsidiary
Consolidated Statements of Stockholder's Deficit
For the Years Ended December 31, 2012 and 2011

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder's
	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2010	1,000	$10	$18,177,576	$(30,178,108)	$(12,000,522)

Net loss	-	-	-	(17,106,411)	(17,106,411)
Restricted unit compensation	-	-	41,652	-	41,652

Balance, December 31, 2011	1,000	10	18,219,228	(47,284,519)	(29,065,281)

Net income	-	-	-	9,229,021	9,229,021
Contributions (Note 1)	-	-	15,935,119	-	15,935,119
Dividends (Note 1)	-	-	(932,951)	-	(932,951)

Balance, December 31, 2012	1,000	$10	$33,221,396	$(38,055,498)	$(4,834,092)

The accompanying notes are an integral part of these consolidated financial statements.

SkyMall Holding Corp. and Subsidiary
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net income (loss)	$9,229,021	$(17,106,411)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	681,117	2,371,829
Non-cash interest expense for amortization of deferred financing costs	360,632	1,710,108
Bad debt expense	190,239	453,563
Impairment charge	-	14,771,310
Gain from debt restructuring	(11,998,087)	-
Deferred income taxes	(723,333)	(171,288)
Non-cash compensation associated with restricted units	-	41,652
Changes in operating assets and liabilities, net:
Receivables	1,191,157	2,742,296
Inventories	(3,756,776)	(15,042,435)
Prepaid expenses	239,570	(116,789)
Income tax refund	-	6,369,657
Other assets	322,057	(267,315)
Accounts payable	(111,067)	2,032,381
Accrued expenses	(484,274)	(84,382)
Accrued payroll and related expenses	(28,670)	(27,824)
Customer deposits	4,044,097	14,258,094
Net cash (used in) provided by operating activities	(844,317)	11,934,446

Cash flows from investing activities:
Purchases of property and equipment	(404,768)	(796,758)
Net cash used in investing activities	(404,768)	(796,758)

Cash flows from financing activities:
Payments on long-term debt	(10,290,188)	(9,859,082)
Borrowings on related party note	1,500,000	-
Borrowings on revolving credit facility	2,700,000	23,700,000
Payments on revolving credit facility	-	(23,700,000)
Dividends	(932,951)	-
Contributions	14,583,000	-
Net cash provided by (used in) financing activities	7,559,861	(9,859,082)

Net change in cash	6,310,776	1,278,606
Cash at beginning of year	1,590,662	312,056

Cash at end of year	$7,901,438	$1,590,662

The accompanying notes are an integral part of these consolidated financial statements.

SkyMall Holding Corp. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 1.  Nature of Business

SkyMall Holding Corporation, a Delaware corporation formed in 2005, its wholly-owned subsidiary, SkyMall, Inc. and its wholly-owned subsidiary, SkyMall Ventures, Inc. (collectively the “Company”), operate as a multi-channel, direct marketer offering high-quality, innovative merchandise from top direct marketers and manufacturers through its in-flight SkyMall catalog, other catalogs and various websites and applications.  The Company also operates a loyalty and incentive business that offers turn-key, multi-channel merchandise and gift card solutions for loyalty marketing programs specializing in the hospitality, financial services and gaming industries.  The Company maintains inventory for its gift card fulfillment operations, but maintains no merchandise inventory for products displayed in the Company's in-flight and loyalty catalogs.  Merchandise sold is drop shipped directly from a participating merchant when a customer places an order with the Company.  Revenues are derived primarily from customers in the United States.

In April 2012, 100% of the Company’s outstanding common stock was acquired by BKSPN Holdings, LLC (the “Purchaser”) pursuant to a Stock Purchase Agreement dated April 3, 2012 (the “Agreement”).  In exchange for 100% of the stock, the Agreement terms provided, among other items, (a) $10,000,000 equity contribution from Purchaser for payment on outstanding debt borrowings, (b) $583,000 equity contribution from Purchaser for payment of transaction costs, and (c) $4,000,000 equity contribution from Purchaser for general operating purposes. A dividend of $932,951 was recorded for the transaction costs paid by the Company on behalf of SkyMall Holding, LLC (the Company’s former owner).

Note 2.  Significant Accounting Policies

Principles of consolidation:
The consolidated financial statements include the accounts of the Skymall Holding Corporation, SkyMall, Inc. and SkyMall Ventures, Inc.  All intercompany accounts and transactions have been eliminated in consolidation.

Management’s use of estimates:
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.  Significant estimates include collectability of receivables, impairment testing of indefinite life and amortizing assets, legal and tax contingency accruals, and deferred tax asset valuation.

Receivables and allowance for doubtful accounts:
Receivables are recorded at the gross sales price of products sold to customers on trade credit terms.  The Company estimates the allowance for doubtful accounts based on an analysis of specific customers, taking into consideration the age of past due accounts, historical trends and an assessment of the customer's ability to pay. The adequacy of the allowance is evaluated each month as part of the month-end closing activities and all customer accounts are reviewed.  Established guidelines as well as professional judgment are used in establishing the allowance.  Receivables that prove to be uncollectible after prescribed collection efforts have been exhausted are written-off by a charge to the allowance for doubtful accounts.  Recoveries of accounts receivable previously written off are recorded when received.  Interest is not charged on accounts receivable.

Inventories:
The Company supplies and fulfills retail gift cards to third party loyalty programs that make the Company's retail gift cards available to their members upon redemption of accumulated loyalty points or miles. The Company maintains a gift card inventory and assumes all risks associated with the inventory.

Paper inventory consists principally of paper held for future catalog editions, and is stated at lower of cost or market. Cost is determined using the first-in, first-out method.  There is no paper inventory on hand that management believes to be obsolete or slow-moving.

Property and equipment:
Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the following estimated useful lives:

Years
Equipment and software	3-5
Buildings and improvements	39
Furniture, fixtures and other	7

The Company evaluates the valuation of its property and equipment whenever significant events or changes occur that might impair recovery of recorded asset costs. The Company determined in connection with their annual impairment analysis, certain property and equipment was impaired and recorded an impairment charge of $439,950 at December 31 2011. This impairment charge was taken on property and equipment used in the catalog operations.  The impairment charge was calculated using a discounted cash flow model.  See Note 13 for discussion of the facts and circumstances leading to the impairment charge. No impairment charge was recorded for the year ended December 31, 2012.

The Company capitalizes costs associated with the development of computer software for internal use in accordance with accounting guidance.  Software costs totaling $319,094 and $587,257 were capitalized for the years ended December 31, 2012 and 2011, respectively.

Intangible assets:
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used are measured by a comparison of the carrying amount of asset groups to estimated future undiscounted net cash flows expected to be generated by groups of assets at their lowest level of separately identifiable cash flows.  If such assets are not considered to be recoverable, impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives.  If the estimate of the asset's useful life is changed, the remaining carrying amount would be amortized prospectively over the revised remaining useful life.  If the asset is subsequently determined to have an indefinite useful life, amortization would be discontinued and the asset would be tested for impairment as described above.  Estimated useful lives of the finite-lived intangible asset of loyalty program relationships are 15 years. No impairment was recognized in 2012.

At December 31, 2011, the Company determined the fair value of its airline relationships was less than the carrying value and an impairment charge of $12,958,736 was recorded.  See Note 13 for discussion of the facts and circumstances leading to the impairment charge and the method used for calculating fair value.

The indefinite-lived asset represents the Company’s SkyMall tradename and is not subject to amortization, but rather, is subject to annual impairment testing.  Each year the fair value of the indefinite-lived asset is compared to its carrying value.  An impairment loss is recognized when carrying value exceeds fair value.  No impairment was recognized on the Company’s tradename in 2012 or 2011.

Goodwill represents the excess of costs over the fair value of the identifiable net assets acquired in a business combination.  Goodwill is tested for impairment annually, as well as when an event triggering impairment may have occurred and is tested by an initial qualitative evaluation, based on the Company’s events and circumstances, to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying value.  The results of the qualitative assessment determine it is necessary to perform the quantitative two-step impairment test. The first step tests for impairment, while the second step, if necessary, measures the impairment.  An impairment loss is recognized to the extent the carrying value of goodwill exceeds its implied fair value.  Management has elected to perform its annual impairment testing as of December 31 of each year.  Upon completion of its annual testing, management determined goodwill relating to catalog operations was impaired and recorded an impairment charge of $1,372,624 at December 31, 2011. This represents total impairment as there have been no other goodwill impairment charges to date.  See Note 13 for discussion of the facts and circumstances leading to the impairment charge and the method used for calculating implied fair value. No impairment charges were recorded for the year ended December 31, 2012.

Deferred financing costs:
Deferred financing costs are included in other assets and are being amortized to interest expense using the effective interest rate method over the term of the related debt.

Revenue recognition:
The Company recognizes revenue from merchandise sales when acting as a principal upon shipment of product to customers by participating merchants, net of estimated returns and allowance.  Catalog, mail, and internet merchandise sales are reported on a net basis.  Variable margin revenue is recognized as merchandise sales at the time a customer places an order and is based on a percentage of the merchandise sales price.  The Company has a gift card program which provides fulfillment of gift cards for large loyalty programs that offer gift card reward options in their program.  The Company generally earns a margin that is charged in addition to the cost of the gift card.  The Company records gift card sales for only the amount of the margin.

Placement fees include amounts paid to the Company by participating merchants for inclusion of their products in the Company's catalogs. Placement fees can be either fixed or a combination of variable and fixed arrangements depending on the agreement the Company has with the participating merchant. Fixed placement fee revenue is recognized on a straight-line basis over the circulation period of the catalog, which is generally three months.

Sales and use taxes charged to customers and incurred by the Company are shown net in the consolidated statements of operations.

Unearned revenue:
Unearned revenue consists of placement fee revenue that is billed in advance of distribution of the related catalog.  Unearned revenue is recorded as a contra-receivable account in the accompanying consolidated balance sheets.

Shipping and handling costs:
Amounts billed to customers related to shipping and handling costs totaling $8,034,422 and $8,546,298 for the years ended December 31, 2012 and 2011, respectively, are recorded as other revenues.  Shipping and handling costs incurred by the Company are classified as cost of goods sold in the consolidated statements of operations.

Catalog expenses:
Catalog production costs include expenses related to printing, paper, and production of the SkyMall in-flight catalog and various loyalty program catalogs the Company produces.  The Company expenses catalog production costs over the circulation period of the catalog, which is generally three months.

Advertising:
The Company expenses advertising costs when such costs are incurred. The total amount charged to expense was $931,590 and $749,203 for the years ended December 31, 2012 and 2011, respectively.

Stock-based compensation:
The Company accounts for stock-based compensation using a fair value method and recognizes the fair value of each award as an expense over the service period.

Income taxes:
In April 2012, the Company converted to an S-Corporation for income tax purposes.  As an S-Corporation, the Company’s taxable income or loss is allocated to stockholders in accordance with its ownership percentage.  Therefore, no provision or liability for income taxes is generally included in the consolidated financial statements.

Prior to April 2012, deferred taxes were provided on an asset and liability method whereby deferred tax assets were recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities were recognized for taxable temporary differences.  Temporary differences were the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets were reduced by a valuation allowance when, in the opinion of management, it was more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities were adjusted for the effect of changes in tax laws and rates on the date of enactment. As a result of the Company’s 2012 S-Corporation election, the recorded deferred liability of $723,333 was reversed and is reflected as an income tax benefit in the consolidated statement of operations.

The Company utilizes a two-step approach to recognizing and measuring uncertain tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company includes interest and penalties related to its income taxes as a component of income tax expense.

The Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2008.

Concentrations of credit risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company currently invests the majority of its cash in non-interest bearing accounts with one financial institution that has been determined by management to maintain a high credit rating. As part of its cash management process, the Company performs periodic evaluations of the financial institutions used. The Company has not experienced any credit losses on its cash or accounts receivable.

Except as disclosed in Note 3 to the consolidated financial statements, concentrations of credit risk with respect to accounts receivable is limited due to the large number of participating merchants comprising the balances and the fact that certain receivable and payable balances may be offset. The Company performs ongoing credit evaluations of its merchants, but does not require collateral to support receivables.

Fair value:
Accounting guidance states that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining the fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Based on observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1 — Quoted prices (unadjusted) in active markets for identical investments that the Company has the ability to access at the measurement date. This level of the fair value hierarchy provides the most reliable evidence of fair value and is used to measure fair value whenever available.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. These inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, and inputs other than quoted prices that are observable for the investment, for example interest rate and yield curves, volatilities, prepayment speeds, and credit risks among others. These are inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 — Inputs that are unobservable inputs for the investment that are used to measure fair value when observable inputs are not available. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the investment. These are inputs that are developed based on the best information available in the circumstances, which might include the Company’s own data.

Goodwill, intangible assets, and property and equipment are measured at fair value on a nonrecurring basis; that is, these assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment. Since certain assumptions, modeling, and projections were used in determining the fair value of goodwill, intangible assets, and property and equipment, these fall into Level 3 of the fair value guidance.

Subsequent events:
The Company has evaluated subsequent events through April 17, 2013, the date on which the consolidated financial statements were available to be issued.

Note 3.  Receivables

Receivables consist of the following at December 31, 2012 and 2011:

	2012	2011
Receivables	$11,687,233	$14,007,865
Unearned revenue	(3,498,064)	(4,173,194)
Allowance for doubtful accounts	(706,950)	(971,056)
	$7,482,219	$8,863,615

The Company had outstanding balances in accounts receivable from three customers representing 67% and 70% of receivables at December 31, 2012 and 2011, respectively.  Revenues from these three customers represented 67% and 65% of total revenues for the years ended December 31, 2012 and 2011, respectively.

Note 4.  Inventories

Inventories consist of the following at December 31, 2012 and 2011:

	2012	2011
Gift cards	$18,202,669	$15,060,464
Prepaid gift cards	1,039,399	390,447
Paper/other	193,274	227,655
	$19,435,342	$15,678,566

Prepaid gift cards consist of gift cards which have been paid for but not yet received by the Company.

Note 5.  Property and Equipment

Property and equipment consist of the following at December 31, 2012 and 2011:

	2012	2011
Equipment and software	$5,057,956	$4,385,130
Buildings and improvements	4,946,924	4,946,924
Furniture, fixtures and other	230,021	230,021
Construction in progress	-	268,059
	10,234,901	9,830,134
Less accumulated depreciation	(5,431,260)	(4,936,811)
	$4,803,641	$4,893,323

Depreciation expense was $494,450 and $731,831 for the years ended December 31, 2012 and 2011, respectively.

Note 6.  Intangible and Other Assets

Intangible assets consist of the following at December 31, 2012 and 2011:

	2012	2011
Amortizing intangible assets, net	$1,477,777	$1,664,444
SkyMall tradename	6,500,000	6,500,000
	$7,977,777	$8,164,444

Amortizing intangible assets consist of loyalty partner relationships with a gross carrying value of $2,800,000 at December 31, 2012 and 2011. Accumulated amortization was $1,322,223 and $1,135,556, at December 31, 2012 and 2011, respectively.

Amortization expense totaled $186,667 and $1,640,000 for the years ended December 31, 2012 and 2011, respectively.

Estimated amortization expense for each of the five succeeding years is as follows:

Year ended December 31,
2013	$186,667
2014	186,667
2015	186,667
2016	186,667
2017	186,667
Thereafter	544,442
$1,477,777

Deferred financing costs were included with other assets and consisted of the following at December 31, 2011:

	Gross Carrying Value	Accumulated Amortization
Fees for original credit agreement	$976,246	$852,449
Fees for February 2010 credit	3,000,000	2,355,879
agreement modification
Fees for December 2010 credit
agreement amendment	500,000	316,890
	$4,476,246	$3,525,218

In April 2012, the remaining unamortized deferred financing costs of $590,397 were written off and netted with the gain from debt restructuring (Note 7) in the consolidated statements of operations.

Note 7.  Long-Term Debt

Long-term debt consists of the following at December 31, 2012 and 2011:

	2012	2011
Note payable	$7,783,750	$24,462,422
Less current maturities	(7,783,750)	(19,312,422)
	$-	$5,150,000

On April 3, 2012, the Company executed a Waiver and Fourth Amendment to the Second Amended and Restated Credit Agreement (the “Fourth Amendment”).  The terms of the Fourth Amendment include (a) forgiveness of total outstanding borrowings under the Credit Agreement of $9,091,839, (b) forgiveness of accrued bank fees totaling $3,500,000, (c) elimination of future borrowings under the revolving credit facility, (d) elimination of principal payments totaling $300,000 and $600,000 previously scheduled for March 31, 2012 and June 30, 2012, respectively, (e) extension of the final maturity date to June 30, 2013, (f) addition of a $2,915,000 principal payment and $80,000 bank fee payment on December 31, 2012, and (g) a decrease in the interest rate to LIBOR plus 4.5%.

The Fourth Amendment was accounted for as a debt restructuring whereby management evaluated future undiscounted cash flows and determined the future payments were less than the existing debt carrying value.

The gain on debt restructuring consists of the following components:

Note payable balance forgiven	$9,088,484
Accrued bank fees forgiven	3,500,000
Less deferred financing fees written-off	(590,397)
Less professional fees	(402,148)
$11,595,939

On December 11, 2012, the Company’s note payable was purchased by an entity under common ownership. The Second Amended and Restated Credit Agreement and subsequent amendments remain in effect. The Company entered into the Master Amendment and Termination agreement which removed the remaining financial covenant requirements, terminated prior security and guaranty agreements between the prior lenders and the Company, and applied other minor modifications to the Second Amended and Restated Credit Agreement.

The note payable is collateralized by substantially all of the Company’s assets and includes certain non-financial covenants.

Note 8.  Revolving Line of Credit

As a part of the Credit Agreement, the Company had a $6,000,000 revolving line of credit (the “Line”) that was collateralized by substantially all of its assets. On April 3, 2012, pursuant to the Fourth Amendment, the bank terminated the Line.  Prior to its termination, the Line could be utilized as advances on revolving loans or issuance by the lenders of letters of credit.  Interest payments were due monthly based on (a) the greatest of 7.0% or the LIBOR rate plus 5% or (b) the lender’s base rate plus 6.5%.  For the month of December 2011, the Company elected the LIBOR rate option and the interest rate was 7.0%.  On December 31, 2011, there were no advances on revolving loans under the Line.

Prior to the Line’s termination, letters of credit could be drawn against the Line up to a maximum amount of $2,000,000.  Letters of credit required payment of a fee equal to 0.125% of the face amount upon drawing, plus 0.50% of the aggregate outstanding balance drawn on a quarterly basis.  On December 31, 2011, letters of credit totaling $400,000 were outstanding against the Line.

Note 9.  Income Taxes

As discussed in Note 2, the Company converted to S-Corporation status for income tax purposes during 2012, thereby eliminating all deferred tax assets and the related deferred tax asset valuation allowance, resulting in a net zero impact on the consolidated financial statements.  The Company further eliminated the deferred tax liability resulting in an income tax benefit recorded in the consolidated statement of operations totaling $723,333.

The components of deferred income tax assets and liabilities included in the accompanying consolidated balance sheet at December 31, 2011 are as follows:

Deferred tax assets:
Receivables	$309,309
Property and equipment	277,360
Intangible assets	8,051,447
Accrued expenses	286,042
Goodwill	151,750
Net operating loss carryforwards	7,424,310
Charitable contribution carryforwards	15,797
Total deferred income tax assets	16,516,015
Valuation allowance	(16,516,015)
Net deferred income tax assets	-
Deferred tax liabilities:
Tradename	(723,333)
Total deferred income tax liabilities	(723,333)
Net long-term deferred tax liabilities	$(723,333)

At December 31, 2011, the Company had $20,752,521 of operating loss carryforwards for federal income tax purposes which had the following expiration dates: $5,631,116 in 2028, $4,354,220 in 2029, $6,572,914 in 2030 and $4,194,271 in 2031.  Additionally, the Company had $15,645,548 of operating loss carryforwards for Arizona state income tax purposes which had the following expiration dates: $893,704 in 2012, $6,925,386 in 2013, $2,267,384 in 2014, $3,435,748 in 2015 and $2,123,326 in 2016.

The benefit for income taxes consists of the following at December 31, 2012 and 2011:

	2012	2011
Current provision (benefit):
Federal	$-	$(32,083)
State	-	41,402
Total	-	9,319
Deferred provision:
Federal	(676,477)	(160,192)
State	(46,856)	(11,096)
Total	(723,333)	(171,288)
	$(723,333)	$(161,969)

The income tax benefit differs from the amount of income tax determined by applying the U.S. federal income tax rate (of 34%) to pretax income for the years ended December 2012 and 31, 2011, due to the following:

	2012	2011
Tax benefit at Federal statutory rate	$-	$(5,867,618)
State income benefit, net of Federal benefits	-	(268,236)
Change in valuation allowance	-	6,038,579
Effect of conversion to S-Corporation	(723,333)	-
Other	-	(64,694)
	$(723,333)	$(161,969)

Prior to its S-Corporation election, the Company was subject to income taxes in the U.S. federal and certain state jurisdictions. Significant judgment is required in evaluating our tax positions and determining our provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. The Company established reserves for tax-related uncertainties based on estimates of whether, and the extent to which, additional taxes will be due when management believes that certain positions might be challenged despite their belief that tax return positions are fully supportable. The Company adjusts these reserves in light of changing facts and circumstances, such as the outcome of tax audits. The provision for income taxes included the impact of reserve provisions and changes to reserves that were considered appropriate.

Note 10.  Stockholder's Deficit

In April 2011, SkyMall Holding, LLC issued 53,698 restricted units to a member of its Board of Directors for services performed.  These units were fully vested on the closing date of the sale of the Company (Note 1).  The issuance of the restricted units of the former owner of the Company requires compensation cost to be recorded by the Company equal to the fair value of restricted units on the date of grant, less consideration paid by those receiving the restricted units.  The compensation paid by the former owner of the Company for the benefit of the Company is recorded as a capital contribution and expense on the Company’s consolidated financial statements.  No amount of compensation expense was recorded in connection with the 2011 year grants; however in 2011, $41,652 of compensation expense was recorded relating to prior year grants.

All restricted units were redeemed in connection with the Agreement (Note 1).

Note 11.  Commitments and Contingencies

Litigation:
The Company is involved in various legal actions in the ordinary course of business.  Although the outcomes of any such legal actions is uncertain, in the opinion of management, there is no legal proceeding pending or asserted against or involving the Company, the outcome of which is likely to have a material adverse effect upon the consolidated financial position or results of operations of the Company, except for the following. During 2012, pursuant to an existing customer contract, the Company is required to provide customer indemnification against certain claims.  Management believes the claims to be frivolous and is unable to provide an estimate of any potential loss.  At December 31, 2012, $50,000 has been accrued for this matter representing indemnification costs incurred to date.  This amount is included in accrued expenses in the accompanying consolidated balance sheet.

Leases:
The Company has entered into a limited number of operating leases for land and office equipment.  The Company has negotiated a renewal of its land lease in which the renewal term extends through 2015 for the entire leased property and through 2035 for the portion of the land currently used by the Company.  The Company receives rents through a sublease on a portion of the leased land.  The future minimum payments under these leases and receipts due under the related sublease are as follows:

	Equipment Leases	Land Lease	Sublease on Land Lease	Net
2013	$103,572	$69,610	$(12,000)	$161,182
2014	103,572	69,610	(12,000)	161,182
2015	100,944	69,610	(12,000)	158,554
2016	9,056	51,511	-	60,567
2017	-	51,511	-	51,511
Thereafter	-	927,198	-	927,198
	$317,144	$1,239,050	$(36,000)	$1,520,194

Total net lease expense was $318,882 and $332,241 for the years ended December 31, 2012 and 2011, respectively. Lease revenue of $12,000 was earned on the sublease for the years ended December 31, 2012 and 2011. This amount is netted against the lease expense within general and administrative expenses on the accompanying consolidated statements of operations.

Letters of credit:
As of December 31, 2011, the Company had $400,000 outstanding in letters of credit with a financial institution.  The letters of credit expired on July 31, 2012. No letters of credit were outstanding at December 31, 2012.

Sales tax:
The Company collects and remits sales and use taxes in most states for both its in-flight and loyalty businesses.  In the ordinary course of business, the Company is subject to audit by state and local tax authorities. At any given time, the Company typically has more than one ongoing audit. The Company records a contingency accrual for potential exposure related to sales tax audits.  Sales tax contingency accruals included in accrued expenses in the consolidated balance sheets total $425,948 and $374,059 at December 31, 2012 and 2011, respectively.

Note 12.  Retirement Plan

The Company has a retirement savings 401(k) plan (the “Plan”) covering all employees with at least 6 months of service.  Participants are eligible to defer the maximum allowable percentage of eligible compensation under the Internal Revenue Code.

The Company made no matching contributions to the Plan for the years ended December 31, 2012 or 2011.

Note 13.  Fair Value Measurements

The Company has no assets or liabilities measured at fair value on a recurring basis.  Certain assets and liabilities are measured at fair value on a nonrecurring basis in accordance with GAAP (for example, when there is evidence of impairment).

The Company’s catalog merchandise sales have been impacted by the economic recession that has significantly affected the retail consumer product industry since 2008.  Further, the Company has not realized economic recovery as anticipated.  Catalog merchandise sales continued to decline in 2011 resulting in management’s determination that an impairment charge totaling $14,771,310 should be recorded against goodwill and long-lived assets directly related to the Company’s catalog line of business.  The impairment charge recorded in 2011 was as follows:

Catalog Assets
Airline relationships	$(12,958,736)
Goodwill	(1,372,624)
Property and equipment	(439,950)
$(14,771,310)

The above assets were fully impaired in 2011 and the fair values were determined based on level 3 unobservable inputs which included estimates of future cash flows and the discount rate.

Goodwill and long-lived assets measured at fair value on a nonrecurring basis relate to intangible assets that were acquired in connection with the prior acquisition of the Company in 2005 and property and equipment used in catalog operations.  The impairment charge of goodwill and long-lived assets related to catalog operations was calculated based upon discounted cash flow projections.  These projections incorporated management's assumptions about future cash flows based upon past experience and future expectations.  The expected cash flows were then discounted using a rate that the Company believed was commensurate with the risks involved.  The Company used a discount rate of 18% at December 31, 2011, to reflect current market conditions.

Note 14.  Supplemental Information for Consolidated Statement of Cash Flows

Supplemental disclosures of cash flow information:

	2012	2011
Cash paid for interest	$715,674	$2,409,490
Net cash paid (received) for income taxes	59,410	(6,839,082)

Supplemental Schedule of Financing Activities:

	2012	2011
Contribution for related party debt forgiveness (Note 15)	$1,352,119	$-

Note 15.  Related Party Note

In June 2012, the Company borrowed $1,500,000 from a company related through common ownership.  The note provided for interest at 5% and was payable on demand.  The note was forgiven in November 2012 which was accounted for as an equity contribution.  The balance forgiven was net of amounts receivable of $147,881 resulting in a net contribution of $1,352,119.

Note 16.  Subsequent Events and Management's Plans

Subsequent Events:
In January 2013, the Company made a $2,915,000 principal payment on its long-term debt.  After giving effect to this principal payment, the Company’s long-term debt balance was $4,868,750.

In March 2013, the Company executed a Fifth Amendment to the Credit Agreement (the “Fifth Amendment”).  The terms of the Fifth Amendment include the introduction of a $2,900,000 revolving line of credit (the “New Line”) for general corporate purposes.  The New Line expires on June 30, 2013 when the term debt matures and interest on any outstanding borrowings is payable monthly at a rate of LIBOR plus 4.5%.  Through April 12, 2013, the Company has made no borrowings under the New Line.

Management’s Plans:
Management believes it will be able to extend the Credit Agreement and New Line beyond their current June 30, 2013 maturity dates.  Management’s operational focus includes (a) website improvements on SkyMall.com and other loyalty websites to offer enhanced features and functionality which will result in increased sales, (b) continued expansion of loyalty revenues through expanded marketing with existing partners and new marketing efforts with new partners, (c) review and enhance business partnerships with airlines, and (d) continued cost reduction strategies.